Exhibit 99.3

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ONEM2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 1LIFE HEALTHCARE, INC. ONE EMBARCADERO CENTER SUITE 1900 SAN FRANCISCO, CA 94111 D57830-Z80831 1LIFE HEALTHCARE, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 1. To approve the issuance of shares of common stock, $0.001 par value per share, of 1Life Healthcare, Inc. to stockholders of Iora Health, Inc. in connection with the merger contemplated by the Agreement and Plan of Merger, dated June 6, 2021, among 1Life Healthcare, Inc., SB Merger Sub, Inc., Iora Health, Inc. and Fortis Advisors LLC, solely in its capacity as the representative of the stockholders of Iora. 2. To approve adjournments of the 1Life special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve the 1Life stock issuance proposal. ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available at www.proxyvote.com. D57831-Z80831 1LIFE HEALTHCARE, INC. Special Meeting of Stockholders , August 27, 2021, 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Amir Dan Rubin, Bjorn Thaler and Lisa A. Mango as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of 1Life Healthcare, Inc. (the “Company”) standing in the name of the undersigned on July 13, 2021, with all powers which the undersigned would possess if present at the 2021 Special Meeting of Stockholders of the Company to be held on August 27, 2021, via the Internet at www.virtualshareholdermeeting.com/ONEM2021SM, or at any adjournment, continuation, or postponement thereof. Receipt of the Notice of the 2021 Special Meeting of Stockholders and Proxy Statement is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed by you. If you do not provide any direction, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side